Exhibit 10.6

CTC MEDIA, INC.

Amended And Restated Stock Option Agreement

THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (this “Agreement”) made as of August 24, 2009, is entered into between CTC Media, Inc., a Delaware corporation (the “Company”), and Anton Kudryashov (“Optionee”), and amends and restates in its entirety the Stock Option Agreement, dated as of November 7, 2008 (the “Prior Agreement”), between the Company and the Optionee.

Preliminary Statements:

A.                                    The Company has entered into the Prior Agreement and this Agreement because it desires to retain the services of Optionee by providing him with this incentive to contribute to the financial success of the Company and its subsidiaries.

B.                                    The Company and the Optionee desire to amend and restate in its entirety the Prior Agreement as set forth herein.

C.                                    The Company and the Optionee desire, among other things, to amend (i) the Exercise Price applicable to all Option Shares that may be acquired hereunder, as set forth herein (the “Exercise Price Amendment”), and (ii) the schedule pursuant to which the A Option Shares shall become exercisable, as set forth in Section 4(a) below (the “Vesting Schedule Amendment”).  The parties acknowledge and agree that such Exercise Price Amendment is subject to the approval of the stockholders of the Company, which approval the Company will seek at the Company’s 2010 annual meeting of stockholders.  In the event that the stockholders of the Company do not approve such Exercise Price Amendment, (1) the “A Exercise Price” and “B/C Exercise Price” set forth in the Prior Agreement and (2) the schedule pursuant to which the A Option Shares shall become exercisable as set forth in Section 4(a) of the Prior Agreement, will continue to apply.

D.                                    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Option.  The Company hereby confirms the grant to Optionee, pursuant to the Prior Agreement and as of the Grant Date, an option (the “Option”) to purchase up to 3,042,482 shares of Common Stock (the “Option Shares”).  The first 1,521,241 Option Shares shall be hereinafter referred to as the “A Option Shares”, the next 760,621 Option Shares shall be hereinafter referred to as the “B Option Shares” and the remaining 760,620 Option Shares shall be hereinafter referred to as the “C Option Shares”.

Of the 760,621 B Option Shares, 253,541 B Option Shares shall be referred to as the “B-1 Option Shares”, 253,540 B Option Shares shall be referred to as the “B-2 Option Shares” and 253,540 B Option Shares shall be referred to as the “B-3 Option Shares”.

Of the 760,620 C Option Shares, 253,540 C Option Shares shall be referred to as the “C-1 Option Shares”, 253,540 C Option Shares shall be referred to as the “C-2 Option Shares” and 253,540 C Option Shares shall be referred to as the “C-3 Option Shares”.

Subject to the terms and conditions set out in this Agreement, the Option shall be exercisable at the Exercise Price.

2.    Option Term.  The Option shall have a term of ten (10) years measured from the Grant Date and, except as provided in Paragraph 5(e), shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.    Limited Transferability.  During Optionee’s lifetime, the Option shall be exercisable only by Optionee (or his permitted transferee, including a trustee of a trust set forth below) and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee’s death; provided, however, that Optionee may transfer the Option to a trustee of a trust solely for his benefit and/or the benefit of his immediate family members so long as such transfer does not result in the Company incurring any additional stock-based compensation expense under US generally accepted accounting principles.  For this purpose, “immediate family members” shall include Optionee’s spouse, children, parents and/or parents-in-law.

4.    Conditions to, and Dates of, Exercise.

(a)                                 A Option Shares.  The Option shall become exercisable for the A Option Shares in accordance with the following schedule:

Date:	Aggregate number of A Option Shares for which the Option is then exercisable:

On or after August 4, 2009	507,081
On or after September 30, 2009	591,594
On or after December 31, 2009	676,108
On or after March 31, 2010	760,621
On or after June 30, 2010	845,134
On or after September 30, 2010	929,648
On or after December 31, 2010	1,014,161
On or after March 31, 2011	1,098,674
On or after June 30, 2011	1,183,188
On or after September 30, 2011	1,267,701
On or after December 31, 2011	1,352,214
On or after March 31, 2012	1,436,728
On or after June 30, 2012	1,521,241

(b)                                 B-1 Option Shares.  (i) Except as set forth in Paragraphs 4(b)(ii) and 4(b)(iii) below, the Option shall only become exercisable with respect to the B-1 Option Shares if the Revenue Objective for 2009 is achieved.  Subject to the achievement of such Revenue Objective, the Option shall become exercisable for the B-1 Option Shares in accordance with the following schedule:

Date:	Aggregate number of B-1 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2009	84,514
On or after January 1, 2011	169,028
On or after January 1, 2012	253,541

(ii)                                  Notwithstanding the fact that the Revenue Objective for 2009 is not achieved, if the Cumulative Revenue Objective for 2010 is achieved, the Option shall become exercisable for the B-1 Option Shares in accordance with the following schedule:

Date:	Aggregate number of B-1 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2010	84,514
On or after January 1, 2012	169,028
On or after January 1, 2013	253,541

(iii)                               Notwithstanding the fact that neither the Revenue Objective for 2009 nor the Cumulative Revenue Objective for 2010 is achieved, if the Cumulative Revenue Objective for 2011 is achieved, the Option shall become exercisable for the B-1 Option Shares in accordance with the following schedule:

Date:	Aggregate number of B-1 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2011	84,514
On or after January 1, 2013	169,028
On or after January 1, 2014	253,541

(c)                                  B-2 Option Shares. (i) Except as set forth in Paragraphs 4(c)(ii) and 4(c)(iii) below, the Option shall only become exercisable with respect to the B-2 Option Shares if the Revenue Objective for 2010 is achieved.  Subject to the achievement of such Revenue Objective, the Option shall become exercisable for the B-2 Option Shares in accordance with the following schedule:

Date:	Aggregate number of B-2 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2010	84,514
On or after January 1, 2012	169,028
On or after January 1, 2013	253,540

(ii)                                  Notwithstanding the fact that the Revenue Objective for 2010 is not achieved, if the Cumulative Revenue Objective for 2010 is achieved, the Option shall become exercisable for the B-2 Option Shares in accordance with the following schedule:

Date:	Aggregate number of B-2 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2010	84,514
On or after January 1, 2012	169,028
On or after January 1, 2013	253,540

(iii)                               Notwithstanding the fact that neither the Revenue Objective for 2010 nor the Cumulative Revenue Objective for 2010 is achieved, if the Cumulative Revenue Objective for 2011 is achieved, the Option shall become exercisable for the B-2 Option Shares in accordance with the following schedule:

Date:	Aggregate number of B-2 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2011	84,514
On or after January 1, 2013	169,028
On or after January 1, 2014	253,540

(d)                                 B-3 Option Shares. The Option shall only become exercisable with respect to the B-3 Option Shares if the Revenue Objective for 2011 is achieved and/or the Cumulative Revenue Objective for 2011 is achieved.  Subject to the achievement of such Objective(s), the Option shall become exercisable for the B-3 Option Shares in accordance with the following schedule:

Date:	Aggregate number of B-3 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2011	84,514
On or after January 1, 2013	169,028
On or after January 1, 2014	253,540

(e)                                  C-1 Option Shares.  (i) Except as set forth in Paragraphs 4(e)(ii) and 4(e)(iii) below, the Option shall only become exercisable with respect to the C-1 Option Shares if both the Cost Objective for 2009 and the Reorganization Objective for 2009 are achieved.  Subject to the achievement of such Objectives, the Option shall become exercisable for the C-1 Option Shares in accordance with the following schedule:

Date:	Aggregate number of C-1 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2009	105,642
On of after June 30, 2010	126,770
On or after September 30, 2010	147,898
On or after December 31, 2010	169,026
On or after March 31, 2011	190,155
On of after June 30, 2011	211,283
On or after September 30, 2011	232,412
On or after December 31, 2011	253,540

(ii)                                  Notwithstanding the fact that the Cost Objective for 2009 is not achieved, if each of the Reorganization Objectives for 2009 and 2010 and the Cost Objective for 2010 is achieved, the Option shall become exercisable for the C-1 Option Shares in accordance with the following schedule:

Date:	Aggregate number of C-1 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2010	190,155
On of after June 30, 2011	211,283
On or after September 30, 2011	232,412
On or after December 31, 2011	253,540

(iii)                               Notwithstanding the fact that neither the Cost Objective for 2009 nor the Cost Objective for 2010 is achieved, if each of the Reorganization Objectives for 2009, 2010 and 2011 and the Cost Objective for 2011 is achieved, the Option shall become exercisable for all of the C-1 Option Shares on the Determination Date for 2011.

(f)                                   C-2 Option Shares. (i) Except as set forth in Paragraph 4(f)(ii) below, the Option shall only become exercisable with respect to the C-2 Option Shares if both the Cost Objective for 2010 and the Reorganization Objective for 2010 are achieved.  Subject to the achievement of such Objectives, the Option shall become exercisable for the C-2 Option Shares in accordance with the following schedule:

Date:	Aggregate number of C-2 Option Shares for which the Option is then exercisable:

On or after the Determination Date for 2010	190,155
On of after June 30, 2011	211,283
On or after September 30, 2011	232,412
On or after December 31, 2011	253,540

(ii)                                  Notwithstanding the fact that the Cost Objective for 2010 is not achieved, if each of the Reorganization Objectives for 2009 and 2010 and the Cost Objective for 2011 is achieved, the Option shall become exercisable for all of the C-2 Option Shares on the Determination Date for 2011.

(g)                                  C-3 Option Shares. The Option shall only become exercisable with respect to the C-3 Option Shares if both the Cost Objective for 2011 and the Reorganization Objective for 2011 are achieved.  Subject to the achievement of such Objectives, the Option shall become exercisable for all of the C-3 Option Shares on the Determination Date for 2011.

Whether or not any Objective is achieved shall be determined in good faith by the Board or a committee thereof in its sole discretion.

5.    Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)                                 Should Optionee cease to remain in Service for any reason (other than death or Disability) while the Option is outstanding, then Optionee shall have a period of ninety (90) days (commencing with the date of such cessation of Service) during which to exercise the Option, but in no event shall the Option be exercisable at any time after the Expiration Date.

(b)                                 Should Optionee die while the Option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of inheritance shall have the right to exercise the Option.  Such right shall lapse, and the Option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)                                  Should Optionee cease Service by reason of Disability while the Option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise the Option.  In no event shall the Option be exercisable at any time after the Expiration Date.

(d)                                 During the limited period of post-Service exercisability, the Option may not be exercised in the aggregate for more than the number of Option Shares for which the Option is, at the time of Optionee’s cessation of Service, exercisable pursuant to the exercise schedule specified in Paragraph 4 or the special acceleration provisions of Paragraph 6.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding for any vested Option Shares for which the Option has not been exercised.  To the extent Optionee is not vested in the Option Shares at the time of Optionee’s cessation of Service, the Option shall immediately terminate and cease to be outstanding with respect to those shares.

(e)                                  If the Optionee is precluded from exercising the Option solely by virtue of any law (including applicable securities law) or pursuant to any blackout or insider trading policy, then notwithstanding anything in this Agreement to the contrary, the Option shall remain exercisable for thirty (30) days following the date the Option first becomes exercisable after such preclusion lapses.  During the limited period of post-Service exercisability provided for in the immediately preceding sentence, the Option may not be exercised in the aggregate for more than the number of Option Shares for which the Option is, at the time of Optionee’s cessation of Service, exercisable pursuant to the exercise schedule specified in Paragraph 4 or the special acceleration provisions of Paragraph 6.

6.    Acceleration of Option.

(a)                                 In the event of any Corporate Transaction where the successor corporation in such transaction (or the parent thereof) does not assume the Option or replace the Option with a cash incentive program which provides Optionee with an economic benefit substantially similar to the Option, the exercisability of the Option shall, to the extent the Option is not otherwise fully exercisable, automatically accelerate in full so that the Option shall, immediately prior to the effective date of such Corporate Transaction, become fully exercisable for all the Option Shares and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock.

(b)                                 Without limiting the generality of Section 6(a) above, in the event of (i) any Corporate Transaction where neither MTG or Alfa is party to the merger or the asset sale or (ii) a Change in Control where a party other than MTG or Alfa achieves control of a majority of the voting power of the Company’s then outstanding capital stock through direct and/or indirect beneficial ownership, the exercisability of the Option shall, to the extent the Option is not otherwise fully exercisable, automatically accelerate so that the Option shall, immediately prior to the effective date of such Corporate Transaction or upon the Change in Control, become exercisable for (i) all the A Option Shares and (ii) those of the B and/or C Option Shares for which the applicable Objectives have been achieved as of the effective date of such Corporate Transaction or Change in Control but which have not yet become exercisable because of the vesting schedules applicable to such B and/or C Option Shares, and, in each case, may be exercised for any or all of such Option Shares as fully-vested shares of Common Stock.

(c)                                  In connection with any Corporate Transaction where the exercisability of the Option automatically accelerates, the Option shall be exercised to the extent then exercisable prior to or in connection with the closing of such Corporate Transaction and, to the extent that the Option is not so exercised, it shall terminate and cease to be outstanding immediately following the closing of such Corporate Transaction.  Without limiting the generality of Section 5, a Change in Control that is not also a Corporate Transaction shall not effect the term of the Option.

(d)                                 This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.    Adjustment in Option Shares.  In the event of (i) an extraordinary dividend, other distribution, stock split, stock dividend, recapitalization, reverse stock split, reorganization,

merger, split-up, split-off, combination of shares, exchange of shares or similar corporate transaction or event whereby the Common Stock is affected, or (ii) any unusual or nonrecurring events affecting the Company, its affiliates or the financial statements of such entities, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or quotation system, such that in either case an adjustment is necessary or appropriate in order to prevent dilution or enlargement of the benefits hereunder, the Board shall make such appropriate adjustments to (i) the total number and/or class of securities subject to the Option and (ii) the Exercise Price.

8.    Shareholder Rights.  The holder of the Option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price, and become a holder of record of the purchased shares.

9.    Manner of Exercising Option.

(a)                                 In order to exercise the Option with respect to all or any part of the Option Shares for which the Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) shall provide written notice of Optionee’s election to exercise all or a portion of the Option and shall take the following additional actions:

(i)                                     Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)                               cash or check made payable to the Company; or

(B)                               by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option is exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate exercise price for the shares of Common Stock for which the Option is exercised; or

(C)                               in shares of Common Stock held by Optionee (or any other person or persons exercising the Option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D)                               If the Common Stock is at the time traded on Nasdaq or any Stock Exchange at the time the Option is exercised, then the Exercise Price may also be paid through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price for the purchased shares plus all applicable national and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Exercise Price must accompany the notice delivered to the Company in connection with the option exercise.

(ii)                                  Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise the Option.

(iii)                               Make appropriate arrangements with the Company for the satisfaction of all applicable national and local income and employment tax withholding requirements applicable to the Option exercise.

(b)                                 As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising the Option) a certificate for the purchased Option Shares, with the appropriate legends (if any) affixed thereto.

(c)                                  In no event may the Option be exercised for any fractional shares.

10.    Non-Competition and Non-Solicitation; Proprietary Information.  Notwithstanding any provision of this Agreement to the contrary, Optionee shall not be permitted to exercise the Option if he is in breach of Section 7 (Non-Competition and Non-Solicitation) or Section 8 (Proprietary Information) of his employment agreement with the Company dated as of November 7, 2008 (as such agreement may be amended from time to time).

11.    Representation. The Company represents that it has properly reserved the number of shares subject to the grant hereunder and has all corporate authority to make the grant. The shares subject to the awards described herein shall be registered on a Form S-8 or other appropriate registration statement under the Securities Act of 1933, as amended.

12.    Changes in Accounting Policies; Reporting Methodologies.   In the event that the Company changes its accounting policies and/or there is a change in the method in which the size of the Russian television advertising market is calculated and/or reported, in each case, so as to impact the manner in which any of the Objectives are determined, Optionee and the Board or a committee thereof shall in good faith negotiate appropriate amendments to the manner in which the Objectives are determined to take into account such changes so that there is no dilution or enlargement to Optionee of the benefits of the Option.

13.    Successors and Assigns.   Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

14.    Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line.  All notices shall be deemed effective (i) upon personal delivery, (ii) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (iii) two business days after being sent via reputable international overnight courier.

15.    Non-Statutory Option.  Optionee acknowledges that the Option is not intended to satisfy the requirements of Section 422 of the US Internal Revenue Code of 1986, as amended.

16.    Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

17.    Arbitration.  Any dispute concerning, arising out of or relating to this Agreement shall be submitted to binding arbitration before the London Court of International Arbitration (the “LCIA”) and the arbitration shall be conducted pursuant to the LCIA Rules.  The number of arbitrators shall be three (the “Arbitrators”).  One Arbitrator shall be selected by the Company, one shall be selected by Optionee and the third (who shall serve as Chair of the arbitral tribunal) shall be selected by the other two Arbitrators.  In the event that either the Company or Optionee shall fail to select its or his Arbitrator within thirty days after the matter is submitted for arbitration, then, upon request of the other, such Arbitrator shall be appointed by the LCIA.  In the event the two Arbitrators selected by the Company and Optionee fail to select the third Arbitrator within 15 calendar days of the appointment of the second Arbitrator, then, upon request of either of them, such third Arbitrator shall be appointed by the LCIA.  The arbitration shall be conducted in accordance with the following additional provisions:

(i)                                     The parties shall commence the arbitration by jointly filing a written submission with the LCIA.

(ii)                                  The seat of arbitration shall be London, England; the language to be used in the arbitral proceedings shall be English; and the governing law shall be the substantive internal laws of the State of Delaware.

(iii)                               Not later than 30 calendar days after the conclusion of the arbitration hearing, the Arbitrators shall prepare and distribute to the parties a writing setting forth the arbitral decision (which shall be by majority vote) and the Arbitrators’ reasons therefor.  Any award rendered by the Arbitrators shall be final, conclusive and binding upon the parties, not subject to appeal, and judgment thereon may be entered and enforced in any court of competent jurisdiction, provided that the Arbitrators shall have no power or authority to grant injunctive relief, specific performance or other equitable relief.

(iv)                              The Arbitrators shall have no power or authority, to (x) modify or disregard any provision of this Agreement, including the provisions of this

Section 17, or (y) address or resolve any issue outside the scope of this arbitration provision that is not submitted by the parties.

(v)                                 The parties shall not be entitled to discovery, and the Arbitrators shall have no power to order discovery of documents, oral testimony or other materials.

(vi)                              In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its or his own costs and expenses.

18.                               Entire Agreement; Amendment.  This Agreement is intended to be the sole agreement of the parties hereto as it relates to this subject matter and does hereby supersede all other agreements of the parties relating to the subject matter hereof, including, without limitation, the Prior Agreement.  Notwithstanding the foregoing, the parties acknowledge and agree that the Exercise Price Amendment is subject to the approval of the stockholders of the Company, as described in the Preliminary Statements, and that the Vesting Schedule Amendment is subject to the approval of the Exercise Price Amendment by the stockholders of the Company.  In the event that the stockholders of the Company do not approve the Exercise Price Amendment at the Company’s 2010 annual meeting of stockholders, (a) the “A Exercise Price” and “B/C Exercise Price” set forth in the Prior Agreement and (b) the schedule pursuant to which the A Option Shares shall become exercisable as set forth in Section 4(a) of the Prior Agreement, will continue to apply.

19.                               Captions.  The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused the Option to be executed as of the date set forth in the preamble.

CTC MEDIA, INC.

By:	/s/ Boris Podolsky
Boris Podolsky
Chief Financial Officer

Optionee:

/s/ Anton Kudryashov
Anton Kudryashov

Address:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                    Adjusted Revenues shall mean, with respect to any fiscal year of the Company, Revenues for such fiscal year as adjusted to include the total operating revenues for any acquisition for which the Company began consolidating the results of operations of the acquired business with the Company’s results of operations during such fiscal year on a pro forma annualized basis as if the acquired business had been owned by the Company for the entirety of such fiscal year.

B.                                    Agreement shall mean this Stock Option Agreement.

C.                                    AKAR shall mean the Association of Communication Agencies of Russia or its any successor organization thereto.

D.                                    Alfa shall mean ABH Holdings Corporation together with its affiliates (as such term is defined in the Exchange Act).

E.                                     A Option Share shall have the meaning set forth in Section 1.

F.                                      Baseline Operating Expenses shall mean:

(a)                                 in the case of 2009, the Operating Expenses for 2008 (as adjusted to include Operating Expenses for any acquisition for which the Company began consolidating the results of operations of the acquired business with the Company’s results of operations during 2008 on a pro forma annualized basis as if the acquired business had been owned by the Company for all of 2008) multiplied by 1.135 (or, in the event that the Consumer Price Inflation Index as published by the Ministry of Statistics for the Russian Federation (the “official annual inflation rate”) for 2009 is less than 12% or greater than 15%, multiplied by a number equal to 1.0 plus such actual annual inflation rate) (the “2009 Baseline Operating Expenses”);

(b)                                 in the case of 2010, the 2009 Baseline Operating Expenses multiplied by 1.135 (or, in the event that that the official annual inflation rate for the Russian Federation for 2010 is less than 12% or greater than 15%, multiplied by a number equal to 1.0 plus such actual annual inflation rate) (the “2010 Baseline Operating Expenses”)

(c)                                  in the case of 2011, the 2010 Baseline Operating Expenses, multiplied by 1.135 (or, in the event that that the official annual inflation rate for the Russian Federation for 2011 is less than 12% or greater than 15%, multiplied by a number equal to 1.0 plus such actual annual inflation rate).”

G.                                    B Option Share shall have the meaning set forth in Section 1.

H.                                   B-1 Option Share shall have the meaning set forth in Section 1.

I.                                        B-2 Option Share shall have the meaning set forth in Section 1.

J.                                        B-3 Option Share shall have the meaning set forth in Section 1.

K.                                   Board shall mean the Company’s Board of Directors.

L.                                     Change in Control shall mean any party either alone or with its affiliates (as such term is defined in the Exchange Act) achieving control of a majority of the voting power of the Company’s then outstanding capital stock through direct and/or indirect beneficial ownership.

M.                                 Common Stock shall mean the Company’s common stock.

N.                                    C Option Share shall have the meaning set forth in Section 1.

O.                                    C-1 Option Share shall have the meaning set forth in Section 1.

P.                                      C-2 Option Share shall have the meaning set forth in Section 1.

Q.                                    C-3 Option Share shall have the meaning set forth in Section 1.

R.                                    Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Company is a party:

(i)                                     a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)                                  the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

S.                                      Company shall mean CTC Media, Inc., a Delaware corporation.

T.                                     Cost Objective shall mean, with respect to any of 2009, 2010 and 2011, that Operating Expenses were lower than the applicable Baseline Operating Expenses by 2.5%, 4.5% and 6.0%, respectively, for 2009, 2010 and 2011.

U.                                    Cumulative Revenue Objective shall mean, with respect to 2010, that the percentage compounded annual growth rate by which 2010 Revenues exceeded 2008 Adjusted Revenues is at least five percentage points greater than the percentage compounded annual growth rate by which the Russian Television Advertising Market Size increased from 2008 to 2010, and, with respect to 2011, that the percentage compounded annual growth rate by which 2011 Revenues exceeded 2008 Adjusted Revenues is at least five percentage points greater than the percentage compounded annual growth rate by which the Russian Television Advertising Market Size increased from 2008 to 2011; by way of example if the Russian Television Advertising Market Size grew by 10% from 2008 to 2009 and by a further 10% from 2009 to 2010, Revenues for 2010 would need to be at least 32.25% more than Adjusted Revenues for 2008 for the Cumulative Revenue Objective for 2010 to be met (or, on average, 15% growth year-on-year).

V.                                    Determination Date shall mean the date on which the Board or a committee thereof determines in good faith whether any Objective for the immediately preceding fiscal year has been achieved, which date shall be no later than 30 calendar days following the date on which the Company files its annual report on Form 10-K with the US Securities and Exchange Commission for such year but in no event later than 100 calendar days after the end of such fiscal year; provided, that with respect to any Revenue Objective or Cumulative Revenue Objective, such date shall be no later than the later of (x) such date and (x) 30 calendar days following the date on which AKAR publicly announces the Russian Television Advertising Market Size for such year.

W.                                 Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board or a committee thereof on the basis of such medical evidence as the Board or such committee deems warranted under the circumstances.

X.                                    Employee shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

Y.                                    Exchange Act shall mean the US Securities Exchange Act of 1934, as amended.

Z.                                     Exercise Date shall mean the date on which the Option shall have been exercised in accordance with Paragraph 9 of the Agreement.

AA.                           Exercise Price shall mean US$13.60 per Option Share, which was the official Nasdaq closing price per share of Common Stock on August 11, 2009, as reported by Nasdaq.  Notwithstanding the foregoing, “Exercise Price” shall mean the A Exercise Price or the B/C Exercise Price (as set forth in the Prior Agreement), as the case may be, in the event that the Exercise Price Amendment is not approved by the Company’s stockholders as set forth in Section 18 above.

BB.                           Exercise Price Amendment shall have the meaning set forth in paragraph C of the Preliminary Statements.

CC.                           Expiration Date shall mean August 4, 2018.

DD.                           Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on Nasdaq, then the Fair Market Value shall be the official close price per share of Common Stock on the date in question, as the price is reported by Nasdaq.  If there is no close price for the Common Stock on the date in question, then the Fair Market Value shall be the close price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing price for the Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.

(iii)                               If the Common Stock is at the time neither listed on any Stock Exchange nor traded on Nasdaq, then the Fair Market Value shall be determined in good faith by the Board.

EE.                             Grant Date shall mean November 7, 2008.

FF.                               MTG shall mean Modern Times Group MTG AB together with its affiliates (as such term is defined in the Exchange Act).

GG.                           Nasdaq shall mean the Nasdaq Stock Market, any market thereof or any successor system, as applicable.

HH.                         Objective shall mean any or all of the Revenue Objective, the Cumulative Revenue Objective, the Cost Objective and/or the Reorganization Objective.

II.                                   Operating Expenses shall mean the Company’s total consolidated operating expenses other than:

(i)                                     (a)  depreciation and amortization, (b)  amortization of programming rights, and (c)  amortization of sublicensing rights (currently categorized as direct operating expenses and selling, general and administrative expenses, as adjusted for acquisitions that are consolidated for only a portion of any year), each denominated in Russian rubles;

(ii)                                  stock-based compensation expense; and

(iii)                               any expense exempted from this definition of “Operating Expenses” by the Board’s compensation committee.

Operating expenses that are generated in a currency other than Russian rubles shall be translated into Russian rubles using the same weighted average exchange rate methodology used by the Company to translate its financial statements into US dollars.  In the event of any changes in accounting principles or the classification of expenses, the results for a fiscal year shall be adjusted so that such results will be comparable with the results for the prior fiscal year.

JJ.                                   Option Shares shall mean, collectively, the A Option Shares, B Option Shares and C Option Shares and individually, any of them.

KK.                         Optionee shall mean Anton Kudryashov.

LL.                             Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

MM.                     Prior Agreement shall mean the Stock Option Agreement, dated as of November 7, 2009, between the Company and the Optionee.

NN.                           Reorganization Objective shall mean, with respect to 2009, 2010 and 2011, achieving in such year those organizational objectives that the Board establishes for such year based upon its review and consideration of the recommendations set out in the study by Booz Allen Hamilton commissioned by the Company in 2008; which organizational objectives for any year shall be provided to Optionee no later than December 20th of the immediately preceding year.

OO.                           Revenue Objective shall mean, with respect to any of 2009, 2010 and 2011, that Revenues for such year exceeded Adjusted Revenues for the immediately preceding year by at least five percentage points more than the Russian Television Advertising Market Size for such year exceeded the Russian Television Advertising Market Size for the immediately preceding year; by way of example if the Russian Television Advertising Market Size for 2009 was 15% more than the Russian Television Advertising Market Size for 2008, Revenues for 2009 would need to be at least 20% more than Adjusted Revenues for 2008 for the Revenue Objective to be met.

PP.                               Revenues shall mean, with respect to any fiscal year of the Company, the consolidated total operating revenues of the Company for such year expressed in Russian rubles less total operating revenues attributable to any acquisition by the Company for which the Company began consolidating the results of operations of the acquired business with the Company’s results of operations during such fiscal year, each denominated in Russian rubles; provided that revenues that are generated in a currency other than Russian rubles shall be translated into Russian rubles using the same weighted average exchange rate methodology used by the Company to translate its financial statements into US dollars.

QQ.                           Russian Television Advertising Market Size shall mean, with respect to any year, the monetary size of the Russian television advertising market for such year as reported by AKAR.

RR.                           Service shall mean the Optionee’s performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

SS.                               Stock Exchange shall mean the American Stock Exchange, the New York Stock Exchange or the London Stock Exchange.

TT.                             Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

UU.                           Vesting Schedule Amendment shall have the meaning set forth in paragraph C of the Preliminary Statements.